                                                                     EXHIBIT 2.2
                           STOCK EXCHANGE AGREEMENT
                           ------------------------


     THIS AGREEMENT is made as of this 3rd day of January 1997, by and among The Eastwind Group, Inc., a Delaware corporation ("Eastwind"); C.D.L. Perkins ("PerkinsC"), an individual residing at 325 Charmian Road, Richmond, VA 23226 and the owner of 15,615 Shares of common stock of Lavelle Company, a Delaware corporation ("Lavelle"); Steven Perkins ("PerkinsS"), an individual residing at 609 South Valley Forge Road, Wayne, PA 19087 and the owner of 15,615 shares of the common stock of Lavelle; Dorothy P. Gilbert ("Gilbert"), an individual residing at 10 Welwyn Road, Wayne, PA 19087 and the owner of 7,807 shares of common stock of Lavelle; Edward H. Merves ("Merves"), an individual residing at 339 Winding Way, Merion Station, PA 19066 and the owner of 15,615 shares of common stock of Lavelle; Samuel R. Foster ("Foster"), an individual residing at 29 Greentree Lane, Malvern, PA 19355 and the owner of 7,807 shares of common stock of Lavelle; John W. Burrows ("Burrows"), an individual residing at 1165 Lafayette Road, Wayne, PA 19087 and the owner of 15,615 shares of common stock of Lavelle; Albert C. Bailey, Jr. ("Bailey"), an individual residing at 735 Tranquility Drive, Lansdale, PA 19446 and the owner of 22,898 shares of common stock of Lavelle; Michael L. Schlupp ("Schlupp"), an individual residing at 30 Brandywine Drive, Marlton, NJ 08053 and the owner of 9,989 shares of common stock of Lavelle; Patricia Medvic ("Medvic"), an individual residing at 301 Windsor Lane, Southampton, PA 18966 and the owner of 7,037 shares of common stock of Lavelle; Barbara Marks ("Marks"), an individual residing at 933 Unruh Avenue, Philadelphia, PA 19111 and the owner of 3,518 shares of common stock of Lavelle; and that certain irrevocable charitable trust of which Alexander Hartell is Settlor and Trustee dated June 8, 1996 known as the Lavelle Charitable Trust ("Trust") and the owner of 35,184 shares of common stock of Lavelle (PerkinsC, PerkinsS, Gilbert, Merves, Foster, Burrows, Bailey, Schlupp, Medvic, Marks and Trust hereinafter collectively referred to as "Stockholders").

     THE PARTIES HERETO AGREE AS FOLLOWS:

     (1) Each of the Stockholders wishes to sell and exchange all of his or its shares of the common stock of Lavelle (totalling in the aggregate 156,700 shares and collectively, the "Lavelle Shares") to Eastwind in exchange for a total of 44,537 shares of Eastwind common stock, par value $.10 per share in the aggregate (the "Eastwind Shares").

     (2) The exchange of the Eastwind Shares for the Lavelle Shares shall occur at a Closing held at Eastwind as soon as reasonably practicable following the date of execution and delivery of this Agreement by the parties. It shall be a condition to Closing for the benefit of Eastwind that a sufficient number of stockholders shall have delivered enough of their Lavelle Shares on or before February 28, 1997 so that Eastwind shall have received more than eighty (80%) percent of the total issued and outstanding Lavelle Shares in exchange for the proportionate number of Eastwind Shares, but the delivery and exchange of the remaining Lavelle Shares by the other Stockholders shall not be an absolute condition to the effectiveness of this Agreement, and Eastwind shall have the option to proceed with the exchange of shares with those who have delivered their Lavelle Shares even if one or more of the other Stockholders fail to deliver their certificates of Lavelle Shares in exchange for their proportionate number of Eastwind Shares on or before such date.

     (3) The Eastwind Shares shall be delivered to the Stockholders upon receipt of their Lavelle Shares offered in exchange therefor in the following amounts:


          C.D.L. Perkins              4,438  Eastwind Shares
          Steven Perkins              4,438  Eastwind Shares
          Dorothy P. Gilbert          2,219  Eastwind Shares
          Edward H. Merves            4,438  Eastwind Shares
          Samuel R. Foster            2,219  Eastwind Shares
          John W. Burrows             4,438  Eastwind Shares
          Albert C. Bailey, Jr.       6,508  Eastwind Shares
          Michael L. Schlupp          2,839  Eastwind Shares
          Patricia Medvic             2,000  Eastwind Shares
          Barbara Marks               1,000  Eastwind Shares
          Lavelle Charitable Trust   10,000  Eastwind Shares

No fractional shares of Eastwind shall be issued in exchange for the Lavelle Shares, and the allocation of the Eastwind Shares has been apportioned in an equitable manner, rounding up or down to the nearest whole share.

     (4) The Stockholders represent and warrant to Eastwind that the 156,700 Lavelle Shares owned by them, in the aggregate, constitute all of the currently issued and outstanding common stock of Lavelle and each of them owns both legal and beneficial title and all rights of ownership to the number of Lavelle Shares set forth above in his or its own name, free and clear of all liens, restrictions, encumbrances, adverse rights or other obligations impairing the ability of the Stockholders to transfer the Lavelle Shares free and clear to Eastwind in exchange for the Eastwind Shares.

     (5) Eastwind represents and warrants to the Stockholders that the Eastwind Shares, when delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and
state securities laws.   No consent, approval, order or authorization of, or
registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Eastwind is required in connection with the consummation of the transactions contemplated by this Agreement other than the filing by Eastwind of a Form 203-D with respect thereto with the Pennsylvania Securities Commission together with any other applications for similar exemption in other states in which the Lavelle stockholders reside, if any, to the extent required.

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     (6) Eastwind has provided the Stockholders with all information which they have reasonably requested in order for them to determine whether or not to accept the Eastwind Shares in exchange for the Lavelle Shares pursuant to the terms hereof and all other information which Eastwind believes is reasonably necessary to enable them to make such determination. Neither this agreement nor any other information, statement or certificates provided, made or delivered in connection herewith or in connection with the Stockholders' due diligence investigation regarding Eastwind contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

     (7) The Stockholders understand that the Eastwind Shares are characterized as "restricted securities" under the federal securities laws in as much as they are being acquired from Eastwind in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the federal securities laws only in certain limited circumstances. It is further understood that the certificates evidencing the Eastwind Shares will bear the following legend, in addition to any additional legend that may be required by any applicable state securities laws:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. EXCEPT AS OTHERWISE SET FORTH IN A STOCK EXCHANGE AGREEMENT DATED AS OF JANUARY 3, 1997, THEY MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION THEREFROM."

Without in any way limiting the provisions set forth above, as a condition of the issuance of the Eastwind Shares in exchange for the Lavelle Shares, each Stockholder, by his or its execution and delivery of this Agreement represents that he or it will hold such Eastwind Shares for investment for his or its own account and not with a view to the resale or distribution of any part thereof and in the case of any Stockholder resident within the Commonwealth of Pennsylvania will not sell the Eastwind Shares for at least twelve months, except and until:

          (a) There is then in effect a Registration Statement under the Securities Act of 1933, as amended ("Securities Act"), covering such proposed resale or distribution and such resale or distribution is made in accordance with such Registration Statement; or

          (b) The Stockholders, or any of them, shall have delivered to Eastwind an opinion of counsel, such counsel and opinion each being reasonably satisfactory to Eastwind, that such resale or distribution will not require registration of such Eastwind Shares under the Securities Act; provided however, that the parties agree that transfers to family members of the Stockholders may be made without delivery of such an opinion if pursuant to the laws of descent and distribution or for other family estate planning purposes; or

          (c) Such Eastwind Shares are to be sold or otherwise transferred pursuant to Rule 144 under the Securities Act of 1933.

Each such Stockholder further represents that:

          (i) He or it has received and carefully read such information concerning Eastwind, including reports publicly filed by it with the Securities and Exchange Commission, to the extent that he or it is familiar with Eastwind and has based his or its decision to invest in Eastwind on such information as publicly filed, but has not been furnished with any other offering literature, investment memorandum or prospectus not generally on file with the Commission.

          (ii) He or it has, together with his or its Purchaser Representative, if any, such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the prospective investment.

          (iii) He is at least twenty-one years of age; has adequate means of providing for his current needs and personal contingencies; has no need for liquidity in his investment in the Eastwind Shares; maintains his domicile and is not a transient or temporary resident at the address shown above; and that his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, nor will his investment in the Eastwind Shares cause such overall commitment to become excessive.

          (iv) He or it understands that Eastwind has no obligation or current intention to register the Eastwind Shares for resale under any federal or state securities laws.

          (v) He acknowledges that if he is purchasing the Eastwind Shares in a fiduciary capacity, all of the representations in this Section (7) shall be deemed to have been made on behalf of the person, persons or entities for whom he has made such investment.

     (8) Pursuant to the laws and regulations of the Commonwealth of Pennsylvania, within two (2) business days from the date of execution of this Agreement, the Stockholders, or any of them, may elect to withdraw from this Stock Exchange Agreement, which withdrawal shall be without further liability to Eastwind or any other person. To accomplish such a withdrawal, such Stockholder need only send a letter or telecopy to Eastwind indicating its intention to withdraw. Such letter or telecopy should be sent and postmarked prior to the end of the aforementioned second business day. If sending a letter, it is prudent to send it by certified mail return receipt requested, first class, to insure that it is received and also to evidence the time when it was mailed. Should any Stockholder make such request verbally, it should ask for written confirmation that such request has been received.

     (9) The parties hereto intend that the transactions contemplated by this Stock Exchange Agreement shall constitute a tax-free reorganization as the acquisition of "substantially

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

all" of the voting stock of Lavelle in exchange "solely for voting stock of Eastwind" as further set forth in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Each of the parties hereto agrees with each of the other parties hereto to do all such things as are necessary to qualify the transactions contemplated by this Stock Exchange Agreement as such a tax-free reorganization. Each of the parties hereto further covenants with each of the other parties hereto that he or it shall treat the transactions set forth in this Stock Exchange Agreement in such a fashion for each of his or its own federal tax purposes as is consistent with such characterization.

     (10) The parties further agree as follows:

          (a) No party to this Agreement, without the prior written consent of each of the other parties thereto, may assign its rights under this Agreement, in whole or in part, and the terms and conditions of this Agreement shall enure to the benefit of and be binding upon the respective successors, permitted assigns, personal representatives and beneficiaries of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties thereto or their respective successors, permitted assigns, personal representatives and beneficiaries, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as otherwise expressly provided for herein.

          (b) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or upon three (3) days following deposit with the United States Post Office, by registered or certified mail, first class postage pre-paid and addressed to the party to be notified:

              If to Eastwind:

                       The Eastwind Group, Inc.
                       100 Four Falls Corporate Center
                       Suite 305
                       West Conshohocken, PA  19428
                       Attention: Chairman

              If to the Stockholders, then to their individual addresses as set forth at the beginning of this Agreement.

          (c) Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance, and either retroactively or prospectively), only with the prior written consent of all of the parties hereto.

          (d) If any one or more provisions of this Agreement are held to be unenforceable or without effect under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (e) This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to the body of law controlling conflicts of laws.

          (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed a duplicate original thereof, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                 THE EASTWIND GROUP, INC.


                                 By:
                                     ---------------------------------
                                 Title:


                                                               (SEAL)
                                 ------------------------------
                                 C.D.L. Perkins


                                                               (SEAL)
                                 ------------------------------
                                 Steven Perkins

                                                               (SEAL)
                                 ------------------------------
                                 Dorothy Gilbert


                                                               (SEAL)
                                 ------------------------------
                                 Edward Merves

                                                               (SEAL)
                                 ------------------------------
                                 Samuel Foster

                                                               (SEAL)
                                 ------------------------------
                                 John Burrows

                                                               (SEAL)
                                 ------------------------------
                                 Albert C. Bailey, Jr.


                                                               (SEAL)
                                 ------------------------------
                                 Michael L. Schlupp


                                                               (SEAL)
                                 ------------------------------
                                 Patricia Medvic


                                                               (SEAL)
                                 ------------------------------
                                 Barbara Marks


                                                               (SEAL)
                                 ------------------------------
                                 Lavelle Charitable Trust, by
                                 Alexander Hartell, Sole Settlor
                                 and Sole Trustee



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